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                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549

                            -------------

                              FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                        Virologix Corporation
   --------------------------------------------------------------
       (Exact Name of Registrant as Specified in its Charter)

          Delaware                                       13-3864869
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)



    666 Third Avenue, 30th Floor
    New York, NY                                                     10017
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    (Address of Principal Executive Offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class     Name of Each Exchange on Which
    to be so Registered     Each Class is to be Registered
    --------------------------------------------------------------------------
    None.

    If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

    If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

             Common Stock (par value $0.0001 per share)
    -------------------------------------------------------------
                          (Title of Class)


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Item 1. Description of Registrant's Securities to be Registered.

    Information concerning the Common Stock, par value $0.0001 per share, of Virologix Corporation (the "Company"), to be registered hereunder is incorporated by reference to the section entitled "Description of Securities" in the prospectus forming a part of the Registration Statement on Form SB-2, as amended (Registration No. 333-16677), filed by the Company under the Securities Act of 1933, as amended.


Item 2. Exhibits.

1. The Company's Registration Statement on Form SB-2, as amended (Registration No. 333-16677), is incorporated herein by this reference.

2. The Certificate of Incorporation of the Company is incorporated herein by this reference to Exhibit 3(a) to the Company's Registration Statement on Form SB-2, as amended (Registration No. 333-16677).

3.  The Bylaws of the Company are incorporated herein by this reference to
Exhibit 3(b) to the Company's Registration Statement on Form SB-2, as amended (Registration No. 333-16677).

4. A specimen certificate of the Common Stock of the Company is incorporated herein by this reference to Exhibit 4(a) to the Company's Registration Statement on Form SB-2, as amended (Registration No. 333-16677).


                              SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        VIROLOGIX CORPORATION

                                        Date:  March 24, 1997

                                        By:  /s/ Peter V. Golikov
                                        ----------------------------------------
                                        Peter V. Golikov
                                        President